================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K

                               (Amendment No. 2)


                           AMENDMENT TO REPORT FILED
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 1, 2002

                             SHERWOOD BRANDS, INC.
            (Exact name of registrant as specified in its charter)

                                North Carolina
                (State or other jurisdiction of incorporation)

                     001-14091                 56-1349259
             (Commission File Number)       (I.R.S. Employer
                                           Identification No.)

             1803 Research Blvd. Suite
                        201
                Rockville, Maryland               20850
               (Address of principal           (Zip Code)
                executive offices)

                                (301) 309-6161
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

================================================================================

   The undersigned hereby amends the following items, Financial Statements, exhibits or other portions of its 8-K dated May 9, 2002.

ITEM 7.  Financial Statements.

                                                                   Page
                                                                   ----
         (a) Audited financial statements of business acquired and   4
         (b) Pro forma financial information......................  14

   When the Registrant originally filed its May 9, 2002 Form 8-K it noted that, for various reasons, it was unable at the time to submit the required historical and pro forma financial statements relating to its connection with the merger of its wholly owned subsidiary Sherwood Acquisition Corp., a Wyoming corporation, with and into Asher Candy Acquisition Corporation, a Wyoming corporation with operations located in New Hyde Park, New York. Asher Candy Acquisition Corporation is a manufacturer of candy canes and other hard candies under the "Asher" name. The surviving corporation of the merger is Asher Candy Acquisition Corporation, which has changed its name to Asher Candy, Inc. It is the current intention of Asher Candy, Inc. to continue its operations in its existing facilities. This information is set forth in the pages attached hereto.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                                             SHERWOOD BRANDS, INC.

Date: October 2, 2002                                                        By:         /S/  UZIEL FRYDMAN
                                                                                 ----------------------------------
                                                                                           Uziel Frydman
                                                                                   President and Chief Executive
                                                                                              Officer



                                                                             SHERWOOD BRANDS, INC.

Date: October 2, 2002                                                        By:     /S/  CHRISTOPHER J. WILLI
                                                                                 ----------------------------------
                                                                                        Christopher J. Willi
                                                                                    Chief Financial Officer and
                                                                                             Secretary

                         Independent Auditors' Report

To the Board of Directors and Stockholders of Asher Candy Acquisition Corporation
D/B/A Asher Candy

   We have audited the accompanying balance sheets of Asher Candy Acquisition Corporation (D/B/A Asher Candy) as of August 31, 2001 and 2000, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asher Candy Acquisition Corporation (D/B/A Asher Candy) as of August 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Meyers Brothers, P.C.


Long Meadow, Massachusetts

October 26, 2001
(except for note 9 as to which the date is May 1, 2002)

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                                BALANCE SHEETS

                           AUGUST 31, 2001 AND 2000

                                    ASSETS

                                                                               2001       2000
                                                                            ---------- ----------
Current Assets
 Cash...................................................................... $    6,558 $   23,436
 Trade receivables, less allowance for doubtful accounts of $136,000--2001,
   $25,000--2000...........................................................    887,887  2,004,709
 Inventories, net..........................................................  7,293,117  6,172,555
 Prepaid expenses and other current assets.................................    124,526     66,485
                                                                            ---------- ----------
   Total current assets....................................................  8,312,088  8,267,185
                                                                            ---------- ----------
Machinery and Equipment
 Net of accumulated depreciation of $317,361--2001, $185,779--2000.........    858,065    605,153
                                                                            ---------- ----------
Other Assets
 Construction in process...................................................      1,088    233,089
 Deferred tax asset........................................................         --     29,000
 Deposits..................................................................     34,184     27,656
 Loan acquisition costs, net of accumulated amortization of $6,840--2001,
   $68,112--2000...........................................................    129,922     52,195
                                                                            ---------- ----------
   Total other assets......................................................    165,194    341,940
                                                                            ---------- ----------
Total Assets............................................................... $9,335,347 $9,214,278
                                                                            ========== ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY (ACCUMULATED DEFICIT)

                                                                                 2001       2000
                                                                              ---------  ----------
Current Liabilities
 Accounts payable............................................................ 1,658,560  $1,465,330
 Accrued expenses............................................................   224,299     187,914
 Revolving credit facility................................................... 6,008,145   5,163,259
 Loans payable, current portion..............................................   810,300     107,788
                                                                              ---------  ----------
   Total current liabilities................................................. 8,701,304   6,924,291
                                                                              ---------  ----------
Loans Payable, net of current portion........................................        --     442,600
                                                                              ---------  ----------
Unamortized Balance of Net Assets Acquired Over Cost.........................   338,734     679,618
                                                                              ---------  ----------
   Total liabilities......................................................... 9,040,038   8,046,509
                                                                              ---------  ----------
Stockholders' Equity
 Preferred stock, $1 par value; 1,500,000 shares authorized; no shares issued
 Common stock, $.01 par value; 15,000,000 shares authorized; 9,000,000 shares
   issued and Outstanding....................................................    90,000      90,000
 Additional paid-in capital..................................................   350,000     350,000
 Stock subscription receivable...............................................   (90,000)    (90,000)
 Retained earnings (accumulated deficit).....................................   (54,691)    817,769
                                                                              ---------  ----------
   Total stockholders' equity................................................   295,309   1,167,769
                                                                              ---------  ----------
Total Liabilities and Stockholders' Equity................................... 9,335,347  $9,214,278
                                                                              =========  ==========


    The accompanying notes are an integral part of the financial statements

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

     STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

                 FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                            2001         2000
                                                        -----------  -----------
Net Sales.............................................. $10,371,113  $12,241,892
Cost of Sales..........................................   8,775,646    9,536,987
                                                        -----------  -----------
Gross Profit on Sales..................................   1,595,467    2,704,905
Operating Expenses.....................................   2,304,490    2,265,411
                                                        -----------  -----------
Income (Loss) from Operations..........................    (709,023)     439,494
Other Income and Expenses
Amortization of excess of net assets acquired over cost    (340,884)    (340,882)
Other income, net......................................          --      (66,330)
Interest expense.......................................     543,952      487,394
                                                        -----------  -----------
   Total other expenses................................     203,068       80,182
                                                        -----------  -----------
Income (Loss) Before Provision for Income Tax..........    (912,091)     359,312
Provision for Income Tax Expense (Benefit).............     (39,631)      34,976
Net Income (Loss)......................................    (872,460)     324,336
Retained Earnings--Beginning of Year...................     817,769      493,433
                                                        -----------  -----------
Retained Earnings (Accumulated Deficit)--End of Year... $   (54,691) $   817,769
                                                        ===========  ===========

    The accompanying notes are an integral part of the financial statements

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                           STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                                               2001        2000
                                                                           -----------  ---------
Cash Flows from Operating Activities
   Net income (loss)...................................................... $  (872,460) $ 324,336
   Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities:
       Deferred income taxes..............................................      29,000     10,000
       Depreciation.......................................................     131,582     90,108
       Amortization of loan acquisition costs.............................      59,035     24,000
       Amortization of excess of net assets acquired over cost............    (340,884)  (340,882)
       Allowance for doubtful accounts....................................     111,000     (3,126)
       Inventory reserve..................................................      75,132         --
       Changes in operating assets and liabilities:
          Trade receivables...............................................   1,005,822   (486,298)
          Inventories.....................................................  (1,195,694)   855,288
          Prepaid expenses and other current assets.......................     (58,041)   149,132
          Deposits........................................................      (6,528)    10,529
          Accounts payable................................................     193,230    261,195
          Accrued expenses................................................      36,385   (393,208)
                                                                           -----------  ---------
              Net cash provided (used) by operating activities............    (832,421)   501,074
                                                                           -----------  ---------
Cash Flows from Investing Activities
       Acquisition of property and equipment..............................    (152,493)  (210,857)
       Construction in process............................................          --   (146,287)
                                                                           -----------  ---------
              Net cash used by investing activities.......................    (152,493)  (357,144)
                                                                           -----------  ---------
Cash Flows from Financing Activities
 Proceeds from revolving credit facility, net.............................     844,886    (26,419)
 Proceeds from issuance of long-term debt.................................     379,455         --
 Deferred financing costs.................................................    (136,762)        --
 Repayment of loans payable...............................................    (119,543)   (95,785)
                                                                           -----------  ---------
              Net cash provided (used) by financing activities............     968,036   (122,204)
                                                                           -----------  ---------
Net Increase (Decrease) in Cash...........................................     (16,878)    21,726
Cash--Beginning of Year...................................................      23,436      1,710
                                                                           -----------  ---------
Cash--End of Year......................................................... $     6,558  $  23,436
                                                                           ===========  =========

    The accompanying notes are an integral part of the financial statements

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                      STATEMENTS OF CASH FLOWS--Continued

                 FOR THE YEARS ENDED AUGUST 31, 2001 AND 2000

                                                         2001      2000
                                                       --------  --------
      Supplemental Disclosure of Cash Flow Information
         Cash paid for
             Income taxes (refunded), net............. $(18,039) $(39,904)
             Interest.................................  560,090   473,393

    The accompanying notes are an integral part of the financial statements

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                         NOTES TO FINANCIAL STATEMENTS

Note 1--The Company:

   Asher Candy Acquisition Corporation (the "Company" or "Asher") was incorporated in Wyoming on July 7, 1997.

   On August 22, 1997, the Company acquired certain assets of Asher Candy Company for $3,170,000, including $170,000 of acquisition expenses. Asher is a manufacturer of confection products and sells principally to drug chains, mass merchandisers and supermarkets throughout the United States and overseas. Sales are concentrated for the Christmas holiday season.

   The acquisition, which was accounted for as a purchase. The fair value of assets acquired less assumed liabilities exceeded the total cost of acquisition. The excess of net assets acquired over cost has been applied to eliminate the carrying value of acquired fixtures and equipment and is being amortized using the straight-line method over five years.

Note 2--Summary of Significant Accounting Policies:

   Inventories--Inventories are stated at the lower of cost, determined on average cost basis, or market.

   Machinery and equipment--Machinery and equipment is stated at cost less accumulated depreciation. Depreciation and amortization are provided on the straight-line method over their estimated useful lives.

   Income taxes--Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

   Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Loan acquisition costs--Loan acquisition costs are amortized over the term of the loan, which is three years.

Note 3--Inventories:

   Inventories consisted of the following at August 31:

                                               2001        2000
                                            ----------  ----------
             Raw materials................. $  153,484  $  140,112
             Packaging.....................    644,572     673,723
             Finished goods................  6,595,061   5,383,588
             Reserve for obsolete inventory   (100,000)    (24,868)
                                            ----------  ----------
                                            $7,293,117  $6,172,555
                                            ==========  ==========

Note 4--Loans Payable:

   The Company financed its asset purchase in August 1997 through borrowings under a line of credit facility pursuant to a revolving credit facility with Gordon Brothers Capital Corporation ("Gordon Brothers"). The loan

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

was repaid on October 31, 1997. In connection with the line of credit agreement, the Company issued Gordon Brothers warrants to purchase $1,000,000 shares of its common stock. The warrants have an exercise price of $.01 per share and expire on August 31, 2002. The warrants provide for registration rights and provide for anti-dilution covenants. The Company valued the warrants at $350,000 which was treated as debt discount expense and was amortized over the term of the loan. The unamortized balance of approximately $305,000 was charged to expense upon repayment of the loan.

   The Company refinanced its debt with Wells Fargo June 4, 2001. Pursuant to the agreement, Wells Fargo agreed to loan up to $10,000,000 under a revolving credit facility and $849,000 in a term loan. Advances under the revolving credit facility are based upon specified percentages of eligible accounts receivable and inventory. The revolving credit facility bears interest at prime plus 3/4% and is subject to other financing fees. The term loan also bears interest at prime plus 3/4% and is payable in monthly installments of $19,350 from July, 2001 through June, 2002, then decreasing to $12,850 from July, 2002 until maturity in June, 2004 at which time a balloon payment is due. The Company also entered into an additional loan agreement for capital expenditures (the "Capital Expenditure Advance" loan) of up to $500,000 which was incorporated into the Wells Fargo loan agreement. No advances were drawn on this loan as of August 31, 2001. The costs associated with this refinancing have been capitalized and are being amortized over three years, the term of the facility. The agreement also provides for early termination fees of 2% within the first year and 1% between the first and second year. The entire facility is collateralized by the assets of the Company.

   The Wells Fargo agreement requires maintenance of certain financial covenants including minimum net worth and minimum cumulative income. The Company was in violation of these covenants as of and for the year ending August 31, 2001, accordingly all of the debt has been classified as current (also see note 9).

   The prime rate at August 31, 2001 and 2000 was 6 1/2% and 9 1/2%, respectively.

Note 5--Related Party:

   The Company is obligated to pay a consulting fee to a stockholder provided that such payment will not cause an event of default under certain financial requirements with Wells Fargo (Note 4), as follows:

                                                        Amount
                                                       --------
                Year Ending August 31, 2002........... $150,000
                                 2003.................  150,000
                                                       --------
                                                       $300,000
                                                       ========

   No consulting fees were paid during the years ended August 31, 2001 and 2000.

Note 6--Income Taxes:

   As of August 31, the deferred tax asset (liability) is attributable to the difference between the tax and accounting bases of the following:

                                                 2001      2000
                                              ---------  --------
              Machinery and equipment........ $ (84,000) $(57,000)
              Net operating loss carryforward   316,000    66,000
              Accounts receivable reserve....    54,000    10,000
              Inventory reserve..............    40,000    10,000
              Valuation allowance............  (326,000)       --
                                              ---------  --------
              Net deferred tax asset......... $      --  $ 29,000
                                              =========  ========

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   The Company has a net operating loss carryforward of approximately $800,000 as of August 31, 2001, which expires in 2021. Included in other current assets is $70,000 for income taxes receivable resulting from carrying back a portion of the operating loss to prior years.

   The income provision for taxes for the year ended August 31, consists of the following:

                                                       2001     2000
                                                     --------  ------
           Current tax.............................. $     --      --
           Prior year underaccrual..................    1,369  24,976
           Benefit from net operating loss carryback  (70,000)     --
           Deferred tax.............................   29,000  10,000
           Total tax expense (benefit).............. $(39,631) 34,976

   The difference between the statutory tax rate and the Company's actual provision for income tax is attributable to certain assets having higher tax bases and the amortization of net assets acquired over cost.

Note 7--Commitments:

   Employment contract--The Company has an employment contract with its president which expires in August 2002 and which provides for an annual salary and other expenses. During the years ended August 31, 2001 and 2000, the Company paid approximately $150,000 and $140,000, respectively, to the president for salary in connection with this contract.

   Operating leases--The Company is obligated under two facility operating leases which expire during March 2004 and provide for real estate escalation charges. The Company has a five-year renewal option for each lease at a combined total of $220,000 per year. The following is a schedule of future minimum annual lease payments under these agreements as of August 31, 2001:

                                                   Amount
                                                  --------
                      Year Ending August 31, 2002 $220,000
                       2003......................  220,000
                       2004......................  128,000
                                                  --------
                                                  $568,000
                                                  ========

   The rent expense including real estate taxes was $265,173 and $263,739 for the years ended August 31, 2001 and 2000, respectively.

Note 8--Other Matters:

   Cash--At times, the Company's cash balances may be in excess of the FDIC insurance limit.

   Trade receivables--The Company routinely evaluates the credit-worthiness of its customers to limit its concentration of credit risk with respect to its trade receivables. Two of the Company's trade receivables represent approximately 62% of the balance as of August 31, 2001.

   Major customers--The Company's five largest customers comprise approximately 67% and 56% of its net sales in the aggregate for the years ended August 31, 2001 and 2000, respectively.

   Union contract--The Company has a contract with its union employees, primarily production laborers, which expires July, 2002.

                      ASHER CANDY ACQUISITION CORPORATION
                               D/B/A ASHER CANDY

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


   Pension plans--The Company has a 401(k) Plan (the "Plan") for the benefit of its eligible non-union employees. Eligible employees are those who have attained age 21, completed 12 months of service, and worked 1,000 hours. The Company makes matching contributions on the first 6% of compensation deferred by the employee. 401(k) expense for the years ended August 31, 2001 and 2000 was $18,335 and $13,589, respectively.

   Additionally, the Company contributes, to a multi-employer pension fund, a specified amount for eligible union employees based on hours worked. Pension expense for the years ended August 31, 2001 and 2000 was $126,662 and $130,058, respectively.

Note 9--Subsequent Event:

   On May 1, 2002, the Company entered into a merger with an unrelated entity. In conjunction with the merger all of the debt to Wells Fargo has been repaid. The merger is a stock for stock transaction and will be accounted for as a purchase.

                             SHERWOOD BRANDS, INC.
                          NOTE TO PRO FORMA COMBINED
                             FINANCIAL STATEMENTS


   The unaudited pro forma combined financial statements on the following pages reflect the acquisition of the assets and assumption of all of the liabilities of Asher Candy Acquisition Corporation, in exchange for common shares of Sherwood Brands, Inc. The pro forma balance sheet gives effects to the acquisition as if it had occurred as of April 30, 2002, the most recent balance sheet date. The pro forma statements of operations for the year ended July 31, 2001 and the nine months ended April 30, 2002 have been prepared as if the acquisition took place at the beginning of the fiscal year presented and carried forward through any interim period. The acquisition has been accounted for using the purchase method and accordingly, the assets acquired and the liabilities assumed have been recorded at estimated fair value. The pro forma financial statements are not necessarily indicative of Sherwood Brands, Inc. financial condition or results of operations if the acquisition had occurred as indicated or of future periods.

                             SHERWOOD BRANDS, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                     April 30, 2002
                                         ---------------------------------------
                                         Sherwood            Pro forma
                                          Brands    Asher   Adjustments Combined
                                         -------- ------    ----------- --------
Assets
Current assets
   Cash and cash equivalents............ $   631  $  (69)     $   --    $   562
   Accounts receivable, less allowances.   3,855     439          --      4,294
   Inventory............................  10,434   2,915(7)     (171)    13,178
   Other current assets.................     487      18          --        505
   Deferred taxes on income.............     425      --          --        425
                                         -------  ------      ------    -------
Total current assets....................  15,832   3,303        (171)    18,964
Net property and equipment..............   5,918     886          --      6,804
Goodwill................................                (1)        3      1,677
                                                        (2)     (350)
                                                        (3)    1,747
                                                        (4)      108
                                                        (5)     (111)
                                                        (6)      109
                                                        (7)      171
Other assets............................     964     156(6)     (109)     1,011
                                         -------  ------      ------    -------
TOTAL ASSETS............................  22,714   4,345       1,397     28,456
                                         =======  ======      ======    =======

--------

(1) To record acquisition of common stock of Asher Candy Acquisition Corporation for Class A common stock of Sherwood Brands, Inc.

(2) To record elimination of paid of capital of Asher Candy Acquisition Corporation.

(3) To record acquisition of all assets and liabilities of Asher Candy Acquisition Corporation as if it occurred on April 30, 2002 and to record fair value adjustment of assets and liabilities acquired.


(4) To record Class A common stock options Asher Candy Acquisition Corporation Stockholders have.

(5) To record elimination of negative goodwill.

(6) To record elimination of Bank fees on old Bank credit facility.


(7) Write down of inventory to the lower of cost or market and increase goodwill.

                             SHERWOOD BRANDS, INC.
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                              April 30, 2002
                                                                  --------------------------------------
                                                                  Sherwood            Pro forma
                                                                   Brands    Asher   Adjustments Combined
                                                                  -------- ------    ----------- --------
Liabilities and Stockholders' Equity
Current liabilities
   Line of credit................................................ $ 3,512  $1,560      $   --    $ 5,072
   Current portion of long-term debt.............................     215     219          --        434
   Current portion of capital lease obligation...................      31      --          --         31
   Accounts payable..............................................   2,638   1,564          --      4,202
   Accrued expenses..............................................   1,838     549          --      2,387
   Income taxes payable..........................................     338      --          --        338
                                                                  -------  ------      ------    -------
Total current liabilities........................................   8,572   3,892          --     12,464
Deferred taxes on income.........................................     244      --          --        244
Long-term debt...................................................     550     397          --        947
Other long-term liabilities......................................      --     111(5)     (111)        --
Obligations under capital lease..................................     427      --          --        427
                                                                  -------  ------      ------    -------
TOTAL LIABILITIES................................................   9,793   4,400        (111)    14,082
                                                                  -------  ------      ------    -------
Stockholders' equity
   Preferred stock, $.01 par value, 5,000,000 shares authorized;
     no shares issued or outstanding.............................      --      --          --         --
   Common stock, Class A, $.01 par value, 30,000,000 shares
     authorized, 2,716,250 and 1,150,000 shares issued and
     outstanding.................................................      27     -- (1)        3         30
   Common stock, Class B, $.01 par value, 5,000,000 shares
     authorized, 1,000,000 shares issued and outstanding.........      10      --          --         10
Additional paid-in-capital.......................................   8,015     350(2)     (350)     8,015
                                                                                 (3)    1,747      1,747
                                                                                 (4)      108        108
Retained earnings................................................   4,883    (405)         --      4.478
Accumulated other comprehensive income/(loss)....................     (14)     --          --        (14)
                                                                  -------  ------      ------    -------
TOTAL STOCKHOLDERS' EQUITY.......................................  12,921     (55)      1,508     14,374
                                                                  -------  ------      ------    -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................  22,714   4,345       1,397     28,456
                                                                  =======  ======      ======    =======

--------

(1) To record acquisition of common stock of Asher Candy Acquisition Corporation for Class A common stock of Sherwood Brands, Inc.


(2) To record elimination of paid of capital of Asher Candy Acquisition Corporation.


(3) To record acquisition of all assets and liabilities of Asher Candy Acquisition Corporation as if it occurred on April 30, 2002 and to record fair value adjustment of assets and liabilities acquired.


(4) To record Class A common stock options Asher Candy Acquisition Corporation Stockholders have.


(5) To record elimination of negative goodwill.

                             SHERWOOD BRANDS, INC
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                 For the Year Ended July 31, 2001
                                                             ----------------------------------------
                                                             Sherwood              Pro forma
                                                              Brands     Asher    Adjustments Combined
                                                             -------- -------     ----------- --------
Net sales................................................... $58,317  $10,371       $   --    $68,688
Cost of sales...............................................  41,796    8,776           --     50,572
                                                             -------  -------       ------    -------
Gross profit................................................  16,521    1,595           --     18,116
                                                             -------  -------       ------    -------
Selling, general and administrative expenses................   8,006    1,809           --      9,815
Salaries and related expenses...............................   4,806      496           --      5,302
                                                             -------  -------       ------    -------
Total operating expenses....................................  12,812    2,305           --     15,117
                                                             -------  -------       ------    -------
Income (loss) from operations...............................   3,709     (710)          --      2,999
                                                             -------  -------       ------    -------
Other income (expense)......................................
   Interest income..........................................      11       --           --         11
   Interest expense.........................................    (540)    (544)(1)      123       (961)
   Other income (expense)...................................     132      341 (3)     (341)       132
                                                             -------  -------       ------    -------
Total other income (expense)................................    (397)    (203)        (218)      (818)
                                                             -------  -------       ------    -------
Income (Loss) before (benefit) provision for taxes on income   3,312     (913)        (325)     2,181
Basic and diluted (loss) earnings per share
   - basic.................................................. $  0.60  $    --       $(0.33)   $  0.27
                                                             -------  -------       ------    -------
   - diluted................................................ $  0.56  $    --       $(0.30)   $  0.26
                                                             -------  -------       ------    -------
Weighted average common shares outstanding
   - basic..................................................   3,700      --  (2)      270      3,970
   - diluted................................................   3,954      --  (2)      270      4,224
                                                             =======  =======       ======    =======

--------
(1) To record change in interest expense from August 1, 2000 to July 31, 2001 from 6 1/2% to 4 2/3%.



(2) To reflect shares issued by Sherwood Brands, Inc. in consideration of the acquisition of Asher Candy Acquisition Corporation.


(3) To eliminate amortization of negative goodwill.

                             SHERWOOD BRANDS, INC
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                             For the Nine Months Ended April 30, 2002
                                                             ----------------------------------------
                                                             Sherwood              Pro forma
                                                              Brands     Asher    Adjustments Combined
                                                             -------- -------     ----------- --------
Net sales................................................... $48,291  $11,355       $   --    $59,646
Cost of sales...............................................  34,403   10,364           --     44,771
                                                             -------  -------       ------    -------
Gross profit................................................  13,888      987           --     14,875
                                                             -------  -------       ------    -------
Selling, general and administrative expenses................   6,592    1,335           --      7,927
Salaries and related expenses...............................   3,777      299           --      4,076
Non-recurring expenses, moving expenses.....................     394       --           --        394
                                                             -------  -------       ------    -------
Total operating expenses....................................  10,763    1,634           --     12,397
                                                             -------  -------       ------    -------
Income (loss) from operations...............................   3,125     (647)          --      2,478
                                                             -------  -------       ------    -------
Other income (expense)
   Interest income..........................................       4       --           --          4
   Interest expense.........................................    (403)    (229)(1)       61       (571)
   Other income (expense)...................................      19      589 (3)     (227)       381
                                                             -------  -------       ------    -------
Total other income (expense)................................    (380)     360         (166)      (186)
                                                             -------  -------       ------    -------
Income (Loss) before (benefit) provision for taxes on income   2,745     (287)        (166)     2,292
Basic and diluted (loss) earnings per share
   - basic.................................................. $  0.44  $    --       $(0.14)   $  0.30
                                                             -------  -------       ------    -------
   - diluted................................................ $  0.39  $    --       $(0.13)   $  0.26
                                                             -------  -------       ------    -------
Weighted average common shares outstanding
   - basic..................................................   3,707      --  (2)      270      3,977
   - diluted................................................   4,243      --  (2)      270      4,513
                                                             =======  =======       ======    =======

--------
(1) To record change in interest expense from August 1, 2001 to January 31, 2002 from 6 1/2% to 4 2/3%.
(2) To reflect shares issued by Sherwood Brands, Inc. in consideration of the acquisition of Asher Candy Acquisition Corporation.
(3) To eliminate amortization of negative goodwill.